EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Black Creek Industrial REIT IV Inc.

We have audited the accompanying statements of revenues and certain expenses (the “Statements”) of the Key Logistics Portfolio (the “Properties”) for the year ended December 31, 2020 and the related notes to the Statements.

Management’s Responsibility for the Statements

Management is responsible for the preparation and fair presentation of the Statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of the Statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 to the Statements for the year ended December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Basis of Accounting

As described in Note 2 to the Statements, the Statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Black Creek Industrial REIT IV Inc. and is not intended to be a complete presentation of the Properties’ revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ Plante Moran, PLLC

September 22, 2021

Denver, Colorado

KEY LOGISTICS PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	For the Six Months	For the Year Ended
(in thousands)	Ended June 30, 2021	December 31, 2020
	(unaudited)
Revenues:
Rental revenues	$26,243	$50,757
Total revenues	26,243	50,757
Certain expenses:
Real estate taxes	4,287	8,310
Operating expenses	1,231	2,125
Insurance	528	760
Management fees	772	1,307
Total certain expenses	6,818	12,502
Excess of revenues over certain expenses	$19,425	$38,255

The accompanying notes are an integral part of these financial statements.

KEY LOGISTICS PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2021 (UNAUDITED) AND FOR

THE YEAR ENDED DECEMBER 31, 2020

1. Basis of Presentation

On July 14, 2021, BCI IV Portfolio Real Estate Holdco LLC, a Delaware limited liability company (“Black Creek Holdco”), an indirect wholly owned subsidiary of Black Creek Industrial REIT IV Inc. (the “Company”), acquired a 100% fee interest in 48 industrial buildings totaling approximately 8.3 million square feet on approximately 480.7 acres (the “Key Logistics Portfolio”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and between Black Creek Holdco, Prologis Targeted U.S. Logistics Fund, L.P., a Delaware limited partnership (“USLF”), Prologis USLV Operating Partnership, L.P., a Delaware limited partnership (“USLV”), and Prologis USLV SubREIT 1, LLC, a Delaware limited liability company (“USLV SubREIT”, and together with USLF and USLV, the “Sellers”). The Key Logistics Portfolio is located in 13 geographic markets throughout the United States and is 96.4% occupied by 83 customers with a weighted-average remaining lease term (based on square feet) of approximately 3.4 years. The total purchase price was approximately $920.0 million, subject to customary prorations. The Company funded the acquisition using proceeds from its public offering and funds from its existing line of credit and term loans.

The accompanying statements of revenues and certain expenses relate to the Key Logistics Portfolio and have been prepared pursuant to Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “SEC”), promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual operations for the periods presented as certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Key Logistics Portfolio, have been excluded. Such items include depreciation and amortization, amortization of above- and below-market leases, interest, and other administrative costs. Management is not aware of any material factors relating to the Key Logistics Portfolio, other than those already described above, that would cause the reported financial information included herein to not be necessarily indicative of future operating results.

The statements of revenues and certain expenses for the six months ended June 30, 2021 (unaudited) and for the year ended December 31, 2020 reflect all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results of the interim period. The results of the interim period are not necessarily indicative of the expected results for the entire fiscal year.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the terms of the lease agreements. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as a component of straight-line rent. The straight-line rent adjustment for minimum rents increased base contractual rental revenue by approximately $0.8 million for the six months ended June 30, 2021 (unaudited) and $1.8 million for the year ended December 31, 2020.

Risks and Uncertainties

On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus as a “pandemic.” First identified in late 2019 and known now as COVID-19, the outbreak has impacted millions of individuals worldwide. In response, many countries have implemented measures to combat the outbreak which have impacted global business operations. While the Company’s results of operations and financial condition were not significantly impacted, the extent of any future impact cannot be reasonably estimated at this time.

3. Minimum Future Lease Rentals

Future minimum base rental payments, which equal the cash basis of monthly contractual rent, owed to the Company from its customers under the terms of the non-cancelable operating lease in place as of June 30, 2021, excluding rental revenues from the potential renewal or replacement of existing future leases and from customer reimbursement revenue, were as follows for the next five years and thereafter:

(in thousands)	Amount
Remainder of 2021	$18,332
2022	29,656
2023	22,454
2024	17,165
2025	13,499
2026	7,437
Thereafter	11,228
Total	$119,771

4. Tenant Concentrations

As of June 30, 2021, there were no customers in the Key Logistics Portfolio that represented more than 10.0% of total annualized base rent.

5. Related Party Transactions

Property Insurance

For the six months ended June 30, 2021 and the year ended December 31, 2020, the properties within the Key Logistics Portfolio were self-insured through an affiliate. Costs of $0.5 million and $0.8 million are included in insurance in the statements of revenues and certain expenses for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.

Related Party Property Management Fees

For the six months ended June 30, 2021 and the year ended December 31, 2020, certain properties within the Key Logistics Portfolio were managed by an affiliate of the Sellers. Property management fees payable to the affiliate were $0.6 million and $1.0 million, respectively, for the six months ended June 30, 2021 and the year ended December 31, 2020. Property management fees are included in management fees in the statements of revenues and certain expenses.

6. Commitments

Litigation

In the normal course of business, the Company may be a party to litigation from time to time. The Company maintains insurance to cover certain actions against the Company.

7. Subsequent Events

Management has evaluated the events and transactions that have occurred through September 22, 2021, the date on which the statements of revenue and certain expenses were available to be issued and noted no items requiring adjustment to the statements or additional disclosures.